UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 14, 2013

Date of Report (Date of earliest event reported)

L & L Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34633	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

 (Address of principal executive offices) (Zip Code)

(206) 264-8065

Registrant’s Telephone Number, Including Area Code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 14, 2013, Mr. Clayton Fong, who has been a director since August 2012, informed the board of directors (the "Board") of L & L Energy, Inc. (the “Company”) that he does not intend to stand for re-election to the Board when his current term ends at the Company's 2013 annual meeting of stockholders.

As stated in the Company’s 2013 Definitive Proxy Statement on Form 14A filed on August 16, 2013, Mr. James Schaeffer has been nominated as a non independent board member for election during the Company’s Annual General Shareholders’ Meeting on September 16, 2013.  Mr. Clayton Fong’s decision not to stand for re-election to the Board will ensure that there remains a majority of independent members on the Board.

Mr. Clayton Fong’s decision not to stand for re-election to the Board does not involve any disagreement with the Company, and it will not affect his role as the Company’s Vice President of U.S. Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.

Date: August 20, 2013	By:	/s/ Dickson V. Lee
Dickson V. Lee
Chief Executive Officer